Exhibit 10.2
Smithfield Foods, Inc.

2008 Incentive Compensation Plan
Performance Share Unit Award
You have been selected to receive a Performance Share Unit Award under the Smithfield Foods, Inc. 2008 Incentive Compensation Plan (the “Plan”), as specified below:
Participant:
Target Number of Performance Share Units (“Target Number”):
Performance Period: Fiscal 2013 – Fiscal 2015
Performance Measure: Total Shareholder Return Performance (as defined below)
THIS AGREEMENT, effective on ________, represents the grant of Performance Share Units by Smithfield Foods, Inc., a Virginia corporation (the “Company”), to the Participant named above, subject to the provisions of this agreement and the Plan. All capitalized terms shall have the meanings in the Plan. The parties agree as follows:
1.    Value of Performance Share Units. Each Performance Share Unit shall represent the right to receive, and have a value equal to, one share of Company Stock, subject to adjustment as provided in Section 16 of the Plan.

2.    Total Shareholder Return Performance. Total Shareholder Return Performance (“TSR Performance”) will determine the percentage of the Target Number of Performance Share Units that will be paid out, subject to vesting and the other terms and conditions of this award.  The percentage of the Target Number that will be paid out, if any, is based on the following table:

TSR Performance	Percentage of Target Number to be Paid
Greater than 90th percentile	200%
Greater than 50th but less than or equal to 90th percentile	100.01% - 200%
Equal to or greater than 25th but less than or equal to 50th percentile	50% - 100%
Less than 25th percentile	0%

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To the extent that the Company’s TSR Performance ranks in a percentile within one of the ranges of TSR Performance in the table above, the percentage of the Target Number will be interpolated between the top and bottom of the percentage of the Target Number for that range. The percentage of the Target Number shall be multiplied by the Target Number of Performance Share Units to determine the number of Performance Share Units to be paid (rounded down to the nearest whole number).

The TSR Performance will be measured based on the percentile where the Company’s total shareholder return during the Performance Period ranks in relation to the total shareholder returns of the Comparison Companies during such period. Total shareholder return for both the Company and the Comparison Companies consists of the difference between the value of a share of common stock from the beginning to the end of the Performance Period (using a beginning price equal to the trading volume weighted average price over the 20 trading days ending on the first day of the Company’s 2013 fiscal year and an ending price equal to the trading volume weighted average price over the 20 trading days ending on the last day of the Company’s 2015 fiscal year), plus the value of dividends paid as if reinvested in stock and other appropriate adjustments for such events as stock splits. As soon as practicable after the completion of the Performance Period, the total shareholder returns of the Company and the Comparison Companies will ranked from highest to lowest. The Company’s total shareholder return will then be ranked in terms of which percentile it would have placed in among the Comparison Companies. The Committee will approve the TSR Performance and the percentage of Target Number as soon as practicable after the end of the Performance Period, provided that the Committee may exercise negative discretion to reduce the percentage of Target Number for any reason.
The Comparison Companies are:

Campbell Soup Company	Kellogg Company
Chiquita Brands International, Inc.	Kraft Foods, Inc.
ConAgra Foods, Inc.	McCormick & Company, Inc.
Dean Foods, Inc.	Pilgrim’s Pride Corporation
General Mills, Inc.	Sanderson Farms, Inc.
H. J. Heinz Company	Sara Lee Corporation (Hillshire Brands Company)
Hershey Foods Corp.	Seaboard Corporation
Hormel Foods Corporation	Seneca Foods Corporation
J. M. Smucker Company, Inc.	Tyson Foods Inc.

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If a Comparison Company ceases to be a publicly traded entity other than due to bankruptcy, is acquired by another entity, or is merged out of existence during the Performance Period, the Comparison Company will be removed from the list of Comparison Companies and the TSR Performance will be calculated from the remaining Comparison Companies. If any of the Comparison Companies are no longer publicly traded at the end of the Performance Period due to bankruptcy, they will continue to be included in the relative TSR Performance calculation by ranking them at the bottom of the Comparison Companies.
3.    Vesting. The Payment Date will be a date selected by the Committee within 2.5 months following the end of the Performance Period. Except as provided in Section 4, the Participant shall become vested in the number of Performance Share Units, if any, earned as specified in Section 2, only if the Participant’s employment with the Company continues until the Payment Date when the Performance Share Units, if any, will be fully vested.
4.    Termination Provisions. If the Participant suffers a Disability or dies, or in the event of the Participant’s Retirement, the requirement that the Participant be employed by the Company through the Payment Date is waived. In such a case and subject to Section 11(a), the Participant (or in the event of the Participant’s death, the Participant’s beneficiary) shall be eligible to receive a pro rata portion of the number of Performance Share Units that the Participant would have received had his or her employment continued through the end of the Performance Period, based on the actual TSR Performance of the Company through the end of the Performance Period, multiplied by a fraction, the numerator of which is the number of whole and fractional calendar months of employment during the Performance Period and the denominator of which is thirty-six (36). Fractional months shall be calculated based on whole days during the month. Payment shall be made on the Payment Date.
In the event of the termination of the Participant’s employment by the Participant or the Company for any reason other than the Participant’s Disability, death or Retirement during the Performance Period, the Participant shall forfeit this Award in its entirety, with no payment to the Participant. The Participant’s transfer of employment to the Company or any Related Company from another Related Company or the Company during the Performance Period shall not constitute a termination of employment.
5.    Dividends. The Participant shall have no right to any dividends which may be paid with respect to shares of Company Stock until any such shares are delivered to the Participant on the Payment Date.
6.    Form and Timing of Payment of Performance Share Units. Payment of the vested Performance Share Units shall be made in Company Stock on the Payment Date.
7.    Tax Withholding. The Company shall have the power and the right to deduct or withhold Company Stock, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award.

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8.    Nontransferability. Performance Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
9.    Administration. This Award and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Award, all of which shall be binding upon the Participant or any person claiming through the Participant. The Participant may designate a beneficiary to receive payment with respect to the award in the event of the Participant’s death on a form to be provided by the Committee. In the event the Participant fails to designate a beneficiary or the designated beneficiary fails to survive the Participant, the Participant’s beneficiary will be deemed to be the administrator of the Participant’s estate.
10.    Specific Restrictions Upon Shares. The Participant hereby agrees with the Company as follows:

(a)
The Participant shall acquire the shares of Company Stock issuable with respect to the Performance Share Units granted hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such Stock in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

(b)
If any shares of Company Stock acquired with respect to the Performance Share Units shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such stock shall be made by the Participant under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act; and

(c)	The Company shall have the authority to endorse upon the certificate or certificates representing the shares acquired hereunder such legends referring to the foregoing restrictions.
11.    Miscellaneous.

(a)
Change of Control. If both (i) a Qualifying Change of Control occurs prior to the end of the performance period and (ii) the Participant has not terminated employment for a reason other than death, Disability or Retirement prior to the date of the Qualifying Change of Control, then the maximum number of Performance Share Units shall be deemed to be earned under this Award, and

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shall be fully vested and payment for vested Performance Share Units shall be made immediately. The number of Performance Share Units deemed to be earned for a Participant who has terminated employment due to death, Disability or Retirement prior to the date of a Qualifying Change of Control shall be pro-rated by multiplying the maximum number of Performance Share Units by a fraction, the numerator of which is the number of whole and fractional calendar months during which the Participant was employed during the short performance period ending on the date of the Qualifying Change of Control, and the denominator of which is the total number of whole and fractional calendar months during such short performance period. Fractional months shall be calculated based on whole days during the month. The date of a Qualifying Change of Control shall be considered a Payment Date for purposes of this Agreement.

(b)
Adjustments to Shares. Subject to Plan Section 16, in the event of any merger, reorganization, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Company Stock, the Committee or Board if Directors of the Company may make such substitution or adjustments in the aggregate number and kind of shares of Company Stock subject to this Performance Share Unit Award as it may determine, in its sole discretion, to prevent dilution or enlargement of rights.

(c)
Notices. Any written notice required or permitted under this Award shall be deemed given when delivered personally, as appropriate, either to the Participant or to the Executive Compensation Department of the Company, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to the Participant at his or her address set forth above or such other address as he or she may designate in writing to the Company, or to the Attention: Corporate Secretary., at its headquarters office or such other address as the Company may designate in writing to the Participant.

(d)
Failure To Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(e)
Governing Law. All questions concerning the construction, validity and interpretation of this Award shall be governed by and construed according to the internal law, and not the law of conflicts, of the Commonwealth of Virginia, except that questions concerning the relative rights of the Company and the Participant with respect to Shares, shall be governed by the corporate law of the Commonwealth of Virginia.

(f)	Provisions of Plan. The Performance Share Units provided for herein are

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granted pursuant to the Plan, and said Performance Share Units are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award solely by reference or expressly cited herein. If there is any inconsistency between the terms of this Award and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award.

(g)
Tax Compliance. It is intended that this Award comply with section 409A of the Internal Revenue Code and that any payments pursuant to this Award to a Participant who is a “covered officer” within the meaning of section 162(m) of the Internal Revenue Code constitute “qualified performance-based compensation” within the meaning of section 1.162.27(e) of the Income Tax Regulations. To the maximum extent possible, this Award and the Plan shall be so interpreted and construed. No amounts in excess of the number of Performance Share Units earned under Section 3 of this Award shall be paid to the Participant.

(h)
Section 16 Compliance. If required for compliance with Section 16 of the Exchange Act, except in the case of death or Disability, at least six months must elapse from the date of acquisition of the Performance Share Units granted hereunder to the date of the Participant’s disposition of such Performance Share Units or the underlying shares of Company Stock.

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IN WITNESS WHEREOF, the Company has executed this Award in duplicate on this _____ days of ____________, 2012.

SMITHFIELD FOODS, INC.

By: _______________________

The undersigned hereby accepts, and agrees to, all terms and provisions of the forgoing Award.

__________________________

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